Exhibit 99.1

WASTE CONNECTIONS RENEWS NORMAL COURSE ISSUER BID
FOR SHARE REPURCHASES

TORONTO, ONTARIO, August 7, 2026 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced that it has received approval from the Toronto Stock Exchange (the “TSX”) for the annual renewal of its normal course issuer bid (the “NCIB”). The renewal will follow on the conclusion of the Company’s current NCIB expiring August 11, 2026 (the “2025 NCIB”).

Pursuant to the renewed NCIB, Waste Connections proposes to purchase through the facilities of the TSX, the New York Stock Exchange (the “NYSE”), NYSE Texas and/or alternative Canadian trading systems, from time to time over the next 12 months, if considered advisable, up to 12,578,462 common shares, being 5% of its 251,569,244 issued and outstanding common shares as of July 31, 2026.

In accordance with TSX rules, any daily repurchases would be limited to a maximum of 95,113 common shares, which represents 25% of the average daily trading volume on the TSX of 380,453 common shares for the period from February 1, 2026, to July 31, 2026, excluding any purchases made on the TSX under the 2025 NCIB. The TSX rules also allow the Company to purchase, once a week, a block of common shares not owned by any insiders, which may exceed such daily limit. The maximum number of shares which can be purchased per day on the NYSE and NYSE Texas will be 25% of the average daily trading volume for the four calendar weeks preceding the date of purchase, subject to certain exceptions for block purchases.

Waste Connections is authorized to make purchases during the period of August 12, 2026, to August 11, 2027, or until such earlier time as the NCIB is completed or terminated at the option of the Company. Any common shares Waste Connections purchases under the NCIB will be purchased on the open market through the facilities of the TSX, the NYSE, NYSE Texas and/or alternative Canadian trading systems at the prevailing market price at the time of such transaction.

Management’s decisions regarding any share repurchases will be based on market conditions, share price and other factors, including potential acquisition growth opportunities. The NCIB has been renewed because Waste Connections believes that the repurchase of common shares is consistent with its objective to return capital to shareholders over time. All common shares purchased through the NCIB will be cancelled.

Under the 2025 NCIB, the Company sought and obtained approval from the TSX to purchase up to 12,855,691 common shares for cancellation. As of August 6, 2026, the Company had purchased 6,103,527 common shares through the facilities of the NYSE under the 2025 NCIB.

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides nonhazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its sustainability efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements can be identified by use of forward-looking terminology, such as “believes,” “expects,” “intends,” “may,” “might,” “will,” “could,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by the discussions of strategy. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the return of capital to shareholders, including repurchases of common shares of the Company and management’s decisions related thereto. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253	Joe Box / (832) 442-2153
maryannew@wasteconnections.com	joe.box@wasteconnections.com